SECOND AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of August 31, 2010, to the Fund Administration Servicing Agreement, dated as of August 15, 2005, as amended August 12, 2008 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

The term of the Agreement is extended through August 31, 2013;

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.                                                                           U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek                                                                     By: /s/ Michael R. McVoy____________
Name: Mary Ellen Stanek                                                             Name: Michael R. McVoy
Title: President                                                                               Title: Executive Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber
Name: Charles M. Weber
Title: Managing Director

Amended Exhibit A
to the
Fund Administration Servicing Agreement

Separate Series of Funds

Fund Names
Advisor

Name of Series                                                                                       Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Short-Term Bond Fund	September 29, 2000
Baird Intermediate Municipal Bond Fund	September 29, 2000

Company

Name of Series                                                                                      Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000

Amended Exhibit B to the Fund Administration Servicing Agreement – Baird Funds

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE Effective September 1, 2010
Domestic Funds

Annual Fee Based Upon Average Net Assets Per Fund:
        ____ basis points on the first $____
        ____ basis points on the next $____
        ____ basis points on the balance

Minimum annual fee:  $____ per fund portfolio (2 cusips)

Services Included in Annual Fee Per Fund
▪ Advisor Information Source Web portal
▪ USBFS Legal Administration Services (waived)*
▪ Daily Compliance Testing -Charles River (waived)*

Priced Separately
▪ Master/Feeder Funds
▪ International Funds
▪ Additional Fund Classes (more than 2)
▪ Multiple Managers/Subadvisors per Fund
▪ New fund/Share Class Launch

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, third-party data provider costs, proxies, insurance, EDGAR filing, GICS Code usage for SOIs, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – USBFS legal administration* (e.g., registration statement update), daily performance reporting, daily compliance testing (Charles River)*, Section 15(c) reporting, electronic Board materials, and additional services mutually agreed upon.

Fees are billed monthly.